Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•	2014 revenue was $1.15 billion, up 7% year-over-year

•	International Services 2014 revenue grew 13% year-over-year to $539 million

•	Diluted EPS was $1.03 per share

•	Adjusted EBITDA in 2014 was $450 million, up 3% year-over-year

February 25, 2015 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company”) today reported revenues of $319.0 million, and net income of $51.5 million for the three months ended December 31, 2014. Diluted earnings per share for the fourth quarter were $0.22, with weighted average shares outstanding of 208.1 million. Adjusted EBITDA for the quarter was $124.4 million or 39.0% of revenue.

Full year 2014 revenues were $1,152.6 million and net income was $229.3 million. Diluted earnings per share were $1.03 per share with weighted average shares outstanding of 207.8 million. Adjusted EBITDA was $450.4 million or 39.1% of revenue.

Fourth quarter and full year 2014 results include $13.0 million, or $0.06 per diluted share, of exchange loss related to the devaluation of the Venezuela Bolivar. This reflects a change in translation from the official rate of 6.3 Bolivars per U.S. dollar to the SICAD II exchange rate of 50 Bolivars per U.S. dollar. This loss is excluded from the Adjusted EBITDA calculation.

Gary Luquette, Frank’s International’s President and Chief Executive Officer said, “2014 was another record year for Frank’s International with over $1.1 billion in revenue. We continued to look for opportunities to grow through innovation and help our customers improve the costs and integrity of their wells.

“Looking at 2015, we believe we are in sound financial shape. We are taking definitive steps to ensure we not only survive the downturn but prosper in it, and that we will be positioned to ramp up quickly and effectively once commodity prices rebound.”

Fourth Quarter 2014 Results

•	Revenue was $319.0 million, up 7.7% compared to the third quarter of 2014, and up 13.1% compared to the fourth quarter of 2013

◦	International Services revenue was $145.9 million, up 1.8% compared to the third quarter of 2014, and up 19.3% year-over-year

◦	U.S. Services revenue was $118.2 million, up 5.4% compared to the third quarter of 2014, and up 4.0% year-over-year

◦	Tubular Sales revenue was $55.0 million, up 35.0% compared to the third quarter of 2014, and up 19.0% year-over-year

•	Net income was $51.5 million with $34.6 million, or $0.22 per share, attributable to common shareholders

•	Diluted earnings per share were $0.22 with weighted average shares outstanding of 208.1 million

•	Adjusted EBITDA totaled $124.4 million with an Adjusted EBITDA margin of 39.0%

•	Effective tax rate for the fourth quarter of 2014 was 31.6%

Full Year 2014 Results

•	Revenue was $1,152.6 million, up 7.0% year-over-year

◦	International Services revenue was $537.3 million, up 13.0% year-over-year

◦	U.S. Services revenue was $439.6 million, up 1.1% year-over-year

◦	Tubular Sales revenue was $175.7 million, up 4.9% year-over-year

•	Net income was $229.3 million with $159.0 million, or $1.03 per share, attributable to common shareholders

•	Diluted earnings per share were $1.03 with weighted average shares outstanding of 207.8 million

•	Adjusted EBITDA totaled $450.4 million with an Adjusted EBITDA margin of 39.1%

•	Effective tax rate for 2014 was 24.7%

•	Cash flow from operations for 2014 was $368.9 million, up 33.0% year-over-year

Adjusted EBITDA, Adjusted EBITDA margin and segment Adjusted EBITDA, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below. Adjusted EBITDA, segment Adjusted EBITDA and the other segment data discussed below do not include income from discontinued operations. Please see “Use of Non-GAAP Financial Measures” and the reconciliations appearing under the heading “Non-GAAP Financial Measures”.

Segment Results

International Services
International Services revenue from external sales was $145.9 million in the fourth quarter of 2014, up 1.8% compared to the third quarter of 2014, and up 19.3% compared to the fourth quarter of 2013. Full year 2014 revenue from external sales was $537.3 million, up 13.0% year-over-year. Full year 2014 revenue increases were driven by growth in all regions, except Latin America, which was impacted by reduced activity in Venezuela and Brazil as compared to 2013. West Africa was the largest revenue and highest growth region in 2014.

Segment Adjusted EBITDA for the fourth quarter of 2014 of $66.2 million, or 45.4% of revenue, was up 1.3% compared to the third quarter of 2014, and up 42.4% compared to the fourth quarter of 2013. Segment Adjusted EBITDA for 2014 was $231.5 million, or 43.1% of revenue, up 16.0% year-over-year. Adjusted EBITDA increased due to revenue growth in 2014 related to more activity and higher margin opportunities in the Company’s offshore markets.

U.S. Services
U.S. Services revenue from external sales was $118.2 million in the fourth quarter of 2014, up 5.4% compared to the third quarter of 2014, and up 4.0% compared to the fourth quarter of 2013. Full year 2014 revenue from external sales was $439.6 million, up 1.1% year-over-year.

For the fourth quarter, onshore revenue within the U.S. Services segment of $46.9 million was up 0.9% compared to the third quarter of 2014 and up 10.3% compared to the fourth quarter of 2013. Full year 2014 revenue was $168.8 million, down 3.0% year-over-year. The Company’s updated pricing strategy and realigned management team mitigated revenue and market share decline.

Offshore revenue within the U.S. Services segment of $71.3 million for the fourth quarter was up 8.6% compared to the third quarter of 2014 and flat compared to the fourth quarter of 2013. Full year 2014 revenue was $270.9 million, up 3.8% year-over-year. Year-over-year increases in revenue from additional floating rigs in the region was offset by delayed activity in the third quarter due to loop currents.

Segment Adjusted EBITDA for the fourth quarter of $47.9 million, or 40.6% of revenue, was up 4.7% compared to the third quarter of 2014 and down 2.1% compared to the fourth quarter of 2013. Segment Adjusted EBITDA for 2014 was $180.6 million, or 41.1% of revenue, down 9.0% year-over-year.

Tubular Sales
Tubular Sales revenue from external sales was $55.0 million in the fourth quarter of 2014, up 35.0% compared to the third quarter of 2014, and up 19.0% compared to the fourth quarter of 2013. Full year 2014 revenue from external sales was $175.7 million, up 4.9% year-over-year.

Segment Adjusted EBITDA for the fourth quarter was $10.3 million, or 18.8% of revenue, up 10.6% compared to the third quarter of 2014, and down 29.8% compared to the fourth quarter of 2013. Segment Adjusted EBITDA for 2014 was $38.4 million, or 21.8% of revenue, down 5.6% year-over-year.

Total pipe and connector inventory increased $16.4 million from December 31, 2013 to $185.1 million at December 31, 2014.

Deferred revenue increased $13.5 million from December 31, 2013 to $76.1 million at December 31, 2014.

Capital Expenditures and Balance Sheet

Capital expenditures were $173.0 million for 2014, of which $118.9 million was for new rental equipment and $54.1 million was for buildings, improvements and other property, plant and equipment. The Company’s consolidated cash balance at December 31, 2014 was $489.4 million compared to $404.9 million at December 31, 2013. At December 31, 2014 there was $93.4 million of unused capacity under the Company’s $100.0 million credit facility, net of outstanding letters of credit.

Dividends

On February 23 2015, the Board of Managing Directors of the Company (the “Management Board”), with the approval from the Board of Supervisory Directors of the Company (the “Supervisory Board”, and jointly with the Management Board, the “Boards”), declared a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax), payable on March 18, 2015, to all common stockholders of record as of March 6, 2015 as part of its regular quarterly cash dividend program.  Future declarations of dividends and their record and payment dates are subject to the final determination of the Boards.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year results, as well as management's outlook for 2015, on Wednesday February 25, 2015 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 38827207. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 38827207. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has over 4,500 employees and provides services in approximately 60 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s web site, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this news release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of Adjusted EBITDA, segment Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines Adjusted EBITDA as income from continuing operations before net interest income or expense, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on sale of assets, foreign currency gain or loss and other non-cash adjustments. The Company uses Adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax rates). The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contacts:
Thomas Dunavant, Manager - Finance and Investor Relations
thomas.dunavant@franksintl.com
713-358-7343

Josh Grodin, Director - Communications and Public Relations
josh.grodin@franksintl.com
713-231-2468

FRANK'S INTERNATIONAL N.V.
COMBINED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2014	2014	2013	2014	2013
Revenues:
Equipment rentals and services	$263,005	$254,047	$234,378	$969,703	$902,960
Products	56,015	42,136	47,694	182,929	174,762
Total revenue	319,020	296,183	282,072	1,152,632	1,077,722

Operating expenses:
Cost of revenues, exclusive of
depreciation and amortization
Equipment rentals and services	97,916	97,919	81,393	369,855	310,244
Products	34,599	23,237	32,358	110,126	124,092
General and administrative expenses	70,947	65,220	64,739	267,378	224,755
Depreciation and amortization	23,699	23,254	21,489	90,041	78,082
(Gain) loss on sale of assets	96	280	(190)	289	(122)
Operating income	91,763	86,273	82,283	314,943	340,671

Other income (expense):
Other income	(37)	1,483	925	6,735	9,460
Interest income (expense), net	64	(13)	(160)	87	(653)
Foreign currency gain (loss)	(16,515)	(526)	(442)	(17,041)	(2,556)
Total other income (expense)	(16,488)	944	323	(10,219)	6,251
Income from continuing operations
before income tax expense	75,275	87,217	82,606	304,724	346,922
Income tax expense	23,814	19,777	6,158	75,412	38,727
Income from continuing operations	51,461	67,440	76,448	229,312	308,195
Income from discontinued operations	—	—	—	—	42,635
Net income	51,461	67,440	76,448	229,312	350,830
Net income attributable to
noncontrolling interests	16,849	20,094	21,363	70,275	95,368
Net income attributable to
Frank's International N.V.	$34,612	$47,346	$55,085	$159,037	$255,462

Basic earnings per common share
Continuing operations	$0.22	$0.31	$0.36	$1.03	$1.69
Discontinued operations	—	—	—	—	0.24
Total	$0.22	$0.31	$0.36	$1.03	$1.93

Diluted earnings per common share
Continuing operations	$0.22	$0.31	$0.36	$1.03	$1.62
Discontinued operations	—	—	—	—	0.23
Total	$0.22	$0.31	$0.36	$1.03	$1.85

Weighted average number of common
shares outstanding:
Basic	154,275	153,923	153,524	153,814	132,257
Diluted	208,075	207,934	207,275	207,828	185,506

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2014	2014	2013	2014	2013
Revenue
International Services	$145,888	$143,330	$122,256	$537,259	$475,297
U.S. Services	118,170	112,149	113,645	439,638	434,940
Tubular Sales	54,962	40,704	46,171	175,735	167,485
Total	$319,020	$296,183	$282,072	$1,152,632	$1,077,722

Segment Adjusted EBITDA:
International Services	$66,209	$65,359	$46,486	$231,469	$199,620
U.S. Services	47,932	45,796	48,948	180,575	198,442
Tubular Sales	10,338	9,343	14,731	38,366	40,624
Total	124,479	120,498	110,165	450,410	438,686
Corporate and other	(40)	6	50	(34)	53
Adjusted EBITDA Total	$124,439	$120,504	$110,215	$450,376	$438,739

FRANK'S INTERNATIONAL N.V.
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	December 31,
	2014	2013
Cash and cash equivalents	$489,354	$404,947
Working capital	900,280	795,472
Property, plant and equipment, net	580,142	511,199
Total assets	1,758,681	1,561,195
Total debt	304	376
Series A preferred stock	705	705
Total stockholders' equity	1,211,990	1,097,432
Noncontrolling interest	260,546	235,895
Total equity	1,472,536	1,333,327

	December 31,
	2014	2013

Net cash provided by operating activities	$368,860	$277,431
Net cash used in investing activities	(173,643)	(137,500)
Net cash provided by (used in) financing activities	(115,750)	110,234
	79,467	250,165
Effect of exchange rate changes on cash activities	4,940	1,837
Increase in cash and cash equivalents	$84,407	$252,002

Capital expenditures	$172,952	$184,504

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES
($ In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2014	2014	2013	2014	2013

Revenues	$319,020	$296,183	$282,072	$1,152,632	$1,077,722

Income from continuing operations	$51,461	$67,440	$76,448	$229,312	$308,195
Interest (income) expense, net	(64)	13	160	(87)	653
Depreciation and amortization	23,699	23,254	21,489	90,041	78,082
Income tax expense	23,814	19,777	6,158	75,412	38,727
(Gain) loss on sale of assets	96	280	(190)	289	(122)
Foreign currency (gain) loss	16,515	526	442	17,041	2,556
Stock based compensation	8,918	9,214	4,700	38,368	7,220
IPO transaction-related costs	—	—	1,008	—	3,428
Adjusted EBITDA	$124,439	$120,504	$110,215	$450,376	$438,739

Adjusted EBITDA margin	39.0%	40.7%	39.1%	39.1%	40.7%

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2014	2014	2013	2014	2013
Segment Adjusted EBITDA:
International Services	$66,209	$65,359	$46,486	$231,469	$199,620
U.S. Services	47,932	45,796	48,948	180,575	198,442
Tubular Sales	10,338	9,343	14,731	38,366	40,624
Total	124,479	120,498	110,165	450,410	438,686
Corporate and other	(40)	6	50	(34)	53
Adjusted EBITDA Total	124,439	120,504	110,215	450,376	438,739
Interest income (expense), net	64	(13)	(160)	87	(653)
Income tax expense	(23,814)	(19,777)	(6,158)	(75,412)	(38,727)
Depreciation and amortization	(23,699)	(23,254)	(21,489)	(90,041)	(78,082)
Gain (loss) on sale of assets	(96)	(280)	190	(289)	122
Foreign currency gain (loss)	(16,515)	(526)	(442)	(17,041)	(2,556)
Stock based compensation	(8,918)	(9,214)	(4,700)	(38,368)	(7,220)
IPO transaction-related costs	—	—	(1,008)	—	(3,428)
Income from continuing
operations	$51,461	$67,440	$76,448	$229,312	$308,195

FRANK'S INTERNATIONAL N.V.
EARNINGS PER SHARE CALCULATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2014	2014	2013	2014	2013
Numerator - Basic
Income from continuing operations	$51,461	$67,440	$76,448	$229,312	$308,195
Less: Net income attributable to
noncontrolling interest	(16,849)	(20,094)	(21,363)	(70,275)	(95,368)
Discontinued operations attributable
to noncontrolling interest	—	—	—	—	10,935
Less: Preferred stock dividends	—	—	—	(1)	—
Income from continuing operations
attributable to common shareholders	34,612	47,346	55,085	159,036	223,762
Income from discontinued operations
attributable to FINV	—	—	—	—	31,700
Net income attributable to
common shareholders	$34,612	$47,346	$55,085	$159,036	$255,462

Numerator - Diluted
Income from continuing operations
applicable to common shareholders	$34,612	$47,346	$55,085	$159,036	$223,762
Add: Net income attributable to
noncontrolling interest (1)	12,195	16,335	18,796	54,866	77,106
Add: Preferred stock dividends	—	—	—	1	—
Diluted income from continuing
operations applicable to
common shareholders	46,807	63,681	73,881	213,903	300,868
Income from discontinued operations
attributable to FINV	—	—	—	—	42,635
Dilutive net income available to
common shareholders	$46,807	$63,681	$73,881	$213,903	$343,503

Denominator
Basic weighted average common shares	154,275	153,923	153,524	153,814	132,257
Exchange of noncontrolling interest		—
for common stock	52,976	52,976	52,976	52,976	52,976
Restricted stock units	824	1,035	775	1,038	273
Diluted weighted average common shares	208,075	207,934	207,275	207,828	185,506

Basic earnings per common share:
Continuing operations	$0.22	$0.31	$0.36	$1.03	$1.69
Discontinued operations	—	—	—	—	0.24
Total	$0.22	$0.31	$0.36	$1.03	$1.93

Diluted earnings per common share:
Continuing operations	$0.22	0.31	0.36	$1.03	$1.62
Discontinued operations	—	—	—	—	0.23
Total	$0.22	$0.31	$0.36	$1.03	$1.85

(1) Adjusted for the additional tax expense upon the assumed conversion of the Preferred Stock	$4,654	$3,759	$2,567	$15,409	$7,327